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                                   EXHIBIT 21

                          NATIONAL HEALTH REALTY, INC.
                   SUBSIDIARY OF NATIONAL HEALTH REALTY, INC.

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
Subsidiary           State of Organization
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
NHR/OP, L.P.         Delaware

NHR/Delaware, Inc.   Delaware
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